Exhibit 11(a)


                 CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


 We hereby consent to the incorporation by reference in the Prospectus and Statement of Additional Information constituting part of this Post-Effective Amendment No. 37 (the "Amendment") to the Registration Statement on Form N-1A of our report dated January 17, 1997 relating to the financial statements and financial highlights of the series of Principal Preservation Portfolios, Inc. ("Principal Preservation") known as the Tax-Exempt Portfolio, Government Portfolio, S&P 100 Plus Portfolio, Dividend Achievers Portfolio, Select Value Portfolio and PSE Tech 100 Index Portfolio, which financial statements and financial highlights also are incorporated by reference into the Amendment from Principal Preservation's 1996 Annual Report to Shareholders. We also consent to the references to our firm under the heading "Financial Highlights" in the Prospectus and under the headings "Counsel and Independent Public Accountants" and "Experts" in the Statement of Additional Information included as parts of the Amendment.


                                         ARTHUR ANDERSEN LLP

 Milwaukee, Wisconsin
 February 28, 1997